Exhibit 4.1


                           FLOATING RATE SENIOR NOTE


REGISTERED                                             REGISTERED
No. FXR                                                U.S. $
                                                       CUSIP:

     Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                                 MORGAN STANLEY
                       SENIOR MEDIUM-TERM NOTES, SERIES C
                                (Floating Rate)


                          BRIDGES DUE AUGUST 30, 2009
         BASED ON THE VALUE OF COMMON STOCK OF FIFTEEN COMPANIES IN THE
                          FINANCIAL SERVICES INDUSTRY


-------------------------------------------------------------------------------------------------------------
BASE RATE: N/A                          ORIGINAL ISSUE DATE:                  MATURITY DATE:
                                                                                    See "Maturity Date" below
-------------------------------------------------------------------------------------------------------------
INDEX MATURITY: N/A                     INTEREST ACCRUAL DATE: N/A            INTEREST PAYMENT DATE(S):
                                                                                    N/A
-------------------------------------------------------------------------------------------------------------
SPREAD (PLUS OR MINUS): N/A             INITIAL INTEREST RATE: N/A            INTEREST PAYMENT PERIOD:
                                                                                    N/A
-------------------------------------------------------------------------------------------------------------
SPREAD MULTIPLIER: N/A                  INITIAL INTEREST RESET                INTEREST RESET PERIOD: N/A
                                              DATE: N/A
-------------------------------------------------------------------------------------------------------------
REPORTING SERVICE: N/A                  MAXIMUM INTEREST RATE:                INTEREST RESET DATE(S): N/A
                                              N/A
-------------------------------------------------------------------------------------------------------------
INDEX CURRENCY: N/A                     MINIMUM INTEREST RATE: N/A            CALCULATION AGENT: See
                                                                                    "Calculation Agent" below
-------------------------------------------------------------------------------------------------------------
EXCHANGE RATE AGENT: N/A                INITIAL REDEMPTION DATE:              SPECIFIED CURRENCY: U.S.
                                              N/A                                   dollars
-------------------------------------------------------------------------------------------------------------
APPLICABILITY OF                        INITIAL REDEMPTION                    IF SPECIFIED
      MODIFIED                                PERCENTAGE: N/A                       CURRENCY
      PAYMENT                                                                       OTHER THAN
      UPON                                                                          U.S. DOLLARS,
      ACCELERATION:                                                                 OPTION TO
                                                                                    ELECT
      See "Alternate                                                                PAYMENT IN
      Calculation in Case of an                                                     U.S. DOLLARS:
      Event of Default" below.                                                      N/A
-------------------------------------------------------------------------------------------------------------
                                        ANNUAL REDEMPTION                     DESIGNATED CMT
                                              PERCENTAGE                            TELERATE
                                              REDUCTION: N/A                        PAGE: N/A
-------------------------------------------------------------------------------------------------------------
                                        OPTIONAL REPAYMENT                    DESIGNATED CMT MATURITY
                                              DATE(S): N/A                          INDEX: N/A
-------------------------------------------------------------------------------------------------------------
OTHER PROVISIONS: (See below)           REDEMPTION NOTICE PERIOD:
                                        N/A
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                        TAX REDEMPTION AND
                                        PAYMENT OF ADDITIONAL
                                        AMOUNTS: NO
-------------------------------------------------------------------------------------------------------------


Maturity Date.........................  August 30, 2009, subject to extension in accordance with the following
                                        paragraph in the event of a Market
                                        Disruption Event on the final
                                        Determination Date for calculating the
                                        Final Average Basket Value.

                                        If, due to a Market Disruption Event or
                                        otherwise, the final Determination Date
                                        is postponed so that it falls less than
                                        two scheduled Trading Days prior to the
                                        scheduled Maturity Date, the Maturity
                                        Date shall be the second scheduled
                                        Trading Day following that final
                                        Determination Date as postponed. See
                                        "--Determination Dates" below.

                                        In the event that the final
                                        Determination Date is postponed due to
                                        a Market Disruption Event or otherwise,
                                        the Issuer shall give notice of such
                                        postponement as promptly as possible,
                                        and in no case later than one Business
                                        Day following the scheduled final
                                        Determination Date, (i) to the holder
                                        of this BRIDGES by mailing notice of
                                        such postponement by first class mail,
                                        postage prepaid, to the holder's last
                                        address as it shall appear upon the
                                        registry books, (ii) to the Trustee by
                                        telephone or facsimile confirmed by
                                        mailing such notice to the Trustee by
                                        first class mail, postage prepaid, at
                                        its New York office and (iii) to The
                                        Depository Trust Company (the
                                        "Depositary") by telephone or facsimile
                                        confirmed by mailing such notice to the
                                        Depositary by first class mail, postage
                                        prepaid. Any notice that is mailed in
                                        the manner herein provided shall be
                                        conclusively presumed to have been duly
                                        given, whether or not the holder of
                                        this BRIDGES receives the notice.

Minimum Denominations.................  $10

Maturity Redemption Amount............  At maturity, upon delivery of this
                                        BRIDGES to the Trustee, the Issuer
                                        shall pay with respect to each $10
                                        principal amount of this BRIDGES an
                                        amount in cash equal to $10 plus the
                                        Supplemental Redemption Amount,
                                        if any. The Calculation Agent shall
                                        calculate the Maturity Redemption
                                        Amount on the Final Determination Date.

                                        The Issuer shall, or shall cause the
                                        Calculation Agent to, (i) provide
                                        written notice to the Trustee, on which
                                        notice the Trustee may conclusively
                                        rely, and to the Depositary of the
                                        aggregate Maturity Redemption Amount,
                                        on or prior to 10:30 a.m. on the
                                        Trading Day preceding the Maturity Date
                                        (but if such Trading Day is not a
                                        Business Day, prior to the close of
                                        business on the Business Day preceding
                                        the Maturity Date), and (ii) deliver
                                        the aggregate cash amount due with
                                        respect to this BRIDGES to the Trustee
                                        for delivery to the Depositary, as
                                        holder of this BRIDGES, on the Maturity
                                        Date.

Basket Stocks.........................  The Basket Stocks are the fifteen stocks of the fifteen issuers set forth
                                        in the table below. The table also
                                        indicates the ticker symbol for each
                                        Basket Stock, the exchange on which
                                        each Basket Stock is listed and the
                                        Exchange Ratio with respect to each
                                        Basket Stock, each as determined on
                                        August 22, 2003.

                                        Issuer of                         Ticker                      Exchange
                                        Basket Stock                      Symbol        Exchange       Ratio
                                        ------------                      ------        --------      --------
                                        The Allstate Corporation            ALL          NYSE
                                        American International
                                          Group, Inc.                       AIG          NYSE
                                        Bank of America
                                          Corporation                       BAC          NYSE
                                        Bank One Corporation                ONE          NYSE
                                        Berkshire Hathaway Inc.            BRKb          NYSE
                                        Citigroup Inc.                       C           NYSE
                                        Fifth Third Bancorp                FITB         NASDAQ
                                        FleetBoston Financial
                                          Corporation                       FBF          NYSE
                                        J.P. Morgan Chase & Co.             JPM          NYSE
                                        MetLife, Inc.                       MET          NYSE
                                        Prudential Financial, Inc.          PRU          NYSE
                                        U.S. Bancorp                        USB          NYSE
                                        Wachovia Corporation                WC           NYSE
                                        Washington Mutual, Inc.             WM           NYSE
                                        Wells Fargo & Company               WFC          NYSE

Basket ...............................  The Basket is initially composed of the common stock of the fifteen companies
                                        listed in the table under "Basket
                                        Stocks" above and shall consist of a
                                        number of shares of
                                        each Basket Stock equal to the Exchange
                                        Ratio with respect to such Basket
                                        Stock.

Exchange Ratio........................  The Exchange Ratio for each Basket
                                        Stock is set forth in the table under
                                        "Basket Stocks" above and shall remain
                                        constant for the term of this BRIDGES,
                                        subject to adjustment for certain
                                        corporate and other events relating to
                                        the issuer of that Basket Stock and for
                                        adjustments relating to the Basket. See
                                        "Adjustments to the Exchange Ratios"
                                        below and "Basket Adjustment Upon
                                        Specified Reorganization Events" below.

Supplemental Redemption Amount........  The greater of (i) zero and (ii) the product of $10 times the Basket Percent
                                        Change times the Participation Rate.
                                        The Calculation Agent shall calculate
                                        the Supplemental Redemption Amount on
                                        the final Determination Date.

Basket Percent Change.................  The Basket Percent Change is a
                                        fraction, the numerator of which shall
                                        be the Final Average Basket Value minus
                                        the Initial Basket Value and the
                                        denominator of which shall be the
                                        Initial Basket Value. The Basket
                                        Percent Change is described by the
                                        following formula:

                                        Basket Percent Change =  Final Average Basket Value - Initial Basket Value
                                                                 -------------------------------------------------
                                                                                Initial Basket Value

Participation Rate....................      %

Initial Basket Value..................  $10

Final Average Basket Value............  The arithmetic average of the Basket
                                        Values on each of the Determination
                                        Dates, as calculated by the Calculation
                                        Agent.

Basket Value..........................  The Basket Value on any date shall equal the sum of the products of the
                                        Market Price and the Exchange Ratio for
                                        each Basket Stock, each determined as
                                        of such date by the Calculation Agent.

Determination Dates...................  The Determination Dates shall be August
                                        20, 2005, August 30, 2006, August 30,
                                        2007, August 30, 2008 and August 30,
                                        2009, in each such case subject to
                                        adjustment for Market Disruption Events
                                        or otherwise as described in the two
                                        following paragraphs.

                                        If any of the first four scheduled
                                        Determination Dates is not a Trading
                                        Day or if a Market Disruption Event
                                        occurs on any such date, such
                                        Determination Date shall be the
                                        immediately succeeding Trading Day
                                        during which no Market Disruption Event
                                        shall have occurred; provided that if a
                                        Market Disruption Event has occurred on
                                        each of the five Trading Days
                                        immediately succeeding any of the first
                                        four scheduled Determination Dates,
                                        then such fifth succeeding Trading Day
                                        shall be deemed to be the relevant
                                        Determination Date, notwithstanding the
                                        occurrence of a Market Disruption Event
                                        on such day.

                                        If August 27, 2009 (the final scheduled
                                        Determination Date) is not a Trading
                                        Day or if there is a Market Disruption
                                        Event on such day, the final
                                        Determination Date shall be the
                                        immediately succeeding Trading Day
                                        during which no Market Disruption Event
                                        shall have occurred.

Market Price..........................  If a Basket Stock (or any other security for which a Market Price must
                                        be determined) is listed on a national
                                        securities exchange, is a security of
                                        the Nasdaq National Market or is
                                        included in the OTC Bulletin Board
                                        Service ("OTC Bulletin Board") operated
                                        by the National Association of
                                        Securities Dealers, Inc. (the "NASD"),
                                        the Market Price for one share of such
                                        Basket Stock (or one unit of any such
                                        other security) on any Trading Day
                                        shall mean (i) the last reported sale
                                        price, regular way, of the principal
                                        trading session on such day on the
                                        principal United States securities
                                        exchange registered under the
                                        Securities Exchange Act of 1934, as
                                        amended (the "Exchange Act"), on which
                                        such Basket Stock (or any such other
                                        security) is listed or admitted to
                                        trading (which may be the Nasdaq
                                        National Market if it is then a
                                        national securities exchange) or (ii)
                                        if not listed or admitted to trading on
                                        any such securities exchange or if such
                                        last reported sale price is not
                                        obtainable (even if such Basket Stock
                                        (or such other security) is listed or
                                        admitted to trading on such securities
                                        exchange), the last reported sale price
                                        of the principal trading session on the
                                        over-the-counter market as reported on
                                        the Nasdaq National Market (if it is
                                        not then a national securities
                                        exchange) or OTC Bulletin Board on such
                                        day. If the last reported sale price of
                                        the principal trading session is not
                                        available
                                        pursuant to clause (i) or (ii) of the
                                        preceding sentence because of a Market
                                        Disruption Event or otherwise, the
                                        Market Price for any Trading Day shall
                                        be the mean, as determined by the
                                        Calculation Agent, of the bid prices
                                        for such Basket Stock (or any such
                                        other security) obtained from as many
                                        dealers in such security, but not
                                        exceeding three, as will make such bid
                                        prices available to the Calculation
                                        Agent. Bids of MS & Co. or any of its
                                        affiliates may be included in the
                                        calculation of such mean, but only to
                                        the extent that any such bid is the
                                        highest of the bids obtained. A
                                        "security of the Nasdaq National
                                        Market" shall include a security
                                        included in any successor to such
                                        system, and the term "OTC Bulletin
                                        Board Service" shall include any
                                        successor service thereto.

Trading Day...........................  A day, as determined by the Calculation
                                        Agent, on which trading is generally
                                        conducted on the New York Stock
                                        Exchange, Inc. (the "NYSE"), the
                                        American Stock Exchange LLC, the Nasdaq
                                        National Market, the Chicago Mercantile
                                        Exchange and the Chicago Board of
                                        Options Exchange and in the
                                        over-the-counter market for equity
                                        securities in the United States.

Market Disruption Event...............  "Market Disruption Event" means the occurrence or existence of any of the
                                        following events with respect to any
                                        Basket Stock:

                                            (i) a suspension, absence or
                                            material limitation of trading of
                                            such Basket Stock on the primary
                                            market for such Basket Stock for
                                            more than two hours of trading or
                                            during the one-half hour period
                                            preceding the close of the
                                            principal trading session in such
                                            market; or a breakdown or failure
                                            in the price and trade reporting
                                            systems of the primary market for
                                            such Basket Stock as a result of
                                            which the reported trading prices
                                            for such Basket Stock during the
                                            last one-half hour preceding the
                                            close of the principal trading
                                            session in such market are
                                            materially inaccurate; or the
                                            suspension, absence or material
                                            limitation of trading on the
                                            primary market for trading in
                                            options contracts related to such
                                            Basket Stock, if available, during
                                            the one-half hour period preceding
                                            the close of the principal trading
                                            session in the applicable market,
                                            in each case as determined by the
                                            Calculation Agent in its sole
                                            discretion; and

                                            (ii) a determination by the
                                            Calculation Agent in its sole
                                            discretion that any event described
                                            in clause (i) above materially
                                            interfered with the ability of
                                            Morgan Stanley or any of its
                                            affiliates to unwind or adjust all
                                            or a material portion of the hedge
                                            position in such Basket Stock with
                                            respect to the BRIDGES due August
                                            30, 2009.

                                        For purposes of determining whether a
                                        Market Disruption Event has occurred:
                                        (1) a limitation on the hours or number
                                        of days of trading shall not constitute
                                        a Market Disruption Event if it results
                                        from an announced change in the regular
                                        business hours of the relevant
                                        exchange, (2) a decision to permanently
                                        discontinue trading in the relevant
                                        options contract shall not constitute a
                                        Market Disruption Event, (3)
                                        limitations pursuant to NYSE Rule 80A
                                        (or any applicable rule or regulation
                                        enacted or promulgated by the NYSE, any
                                        other self-regulatory organization or
                                        the Securities and Exchange Commission
                                        of scope similar to NYSE Rule 80A as
                                        determined by the Calculation Agent) on
                                        trading during significant market
                                        fluctuations shall constitute a
                                        suspension, absence or material
                                        limitation of trading, (4) a suspension
                                        of trading in options contracts on any
                                        Basket Stock by the primary securities
                                        market trading in such options, if
                                        available, by reason of (x) a price
                                        change exceeding limits set by such
                                        securities exchange or market, (y) an
                                        imbalance of orders relating to such
                                        contracts or (z) a disparity in bid and
                                        ask quotes relating to such contracts
                                        shall constitute a suspension, absence
                                        or material limitation of trading in
                                        options contracts related to such
                                        Basket Stock and (5) a suspension,
                                        absence or material limitation of
                                        trading on the primary securities
                                        market on which options contracts
                                        related to any Basket Stock are traded
                                        shall not include any time when such
                                        securities market is itself closed for
                                        trading under ordinary circumstances.

Alternate Calculation in Case
of an Event of Default ...............  In case an event of default with respect to this BRIDGES shall have
                                        occurred and be continuing, the amount
                                        declared due and payable for each $10
                                        principal amount of this BRIDGES upon
                                        any acceleration of this BRIDGES (the
                                        "Acceleration Amount") shall be
                                        determined by the Calculation Agent and
                                        shall be equal to $10 plus the

                                        Supplemental Redemption Amount, if any,
                                        determined as though the Basket Value
                                        for any Determination Date scheduled to
                                        occur on or after such date of
                                        acceleration were the Basket Value on
                                        the date of acceleration.

                                        If the maturity of this BRIDGES is
                                        accelerated because of an event of
                                        default as described above, the Issuer
                                        shall, or shall cause the Calculation
                                        Agent to, provide written notice to the
                                        Trustee at its New York office, on
                                        which notice the Trustee may
                                        conclusively rely, and to the
                                        Depositary of the Acceleration Amount
                                        and the aggregate cash amount due with
                                        respect to this BRIDGES as promptly as
                                        possible and in no event later than two
                                        Business Days after the date of
                                        acceleration.

Calculation Agent.....................  Morgan Stanley & Co. Incorporated and
                                        its successors ("MS & Co.")

                                        All determinations made by the
                                        Calculation Agent shall be at the sole
                                        discretion of the Calculation Agent and
                                        shall, in the absence of manifest
                                        error, be conclusive for all purposes
                                        and binding on the holder of this
                                        BRIDGES and on the Issuer.

                                        All calculations with respect to the
                                        Exchange Ratio for each Basket Stock
                                        (including any adjustment described
                                        under "Basket Adjustment Upon Specified
                                        Reorganization Events" below), the
                                        Final Average Basket Value and the
                                        Supplemental Redemption Amount, if any,
                                        shall be rounded to the nearest one
                                        billionth, with five ten-billionths
                                        rounded upward (e.g., .8765432105 would
                                        be rounded to .876543211); all dollar
                                        amounts related to determination of the
                                        amount of cash payable per BRIDGES
                                        shall be rounded to the nearest
                                        ten-thousandth, with five one
                                        hundred-thousandths rounded upward
                                        (e.g., .76545 would be rounded up to
                                        .7655); and all dollar amounts paid on
                                        the aggregate number of BRIDGES shall
                                        be rounded to the nearest cent, with
                                        one-half cent rounded upward.

Adjustments to the
Exchange Ratios.......................  The Exchange Ratio with respect to a
                                        Basket Stock shall be adjusted as
                                        follows:

                                        1. If a Basket Stock is subject to a
                                        stock split or reverse stock split,
                                        then once such split has become
                                        effective, the Exchange Ratio for such
                                        Basket Stock shall be adjusted to equal
                                        the product of the prior Exchange Ratio
                                        and the number of shares issued in such
                                        stock split or reverse stock split with
                                        respect to one share of such Basket
                                        Stock.

                                        2. If a Basket Stock is subject (i) to
                                        a stock dividend (issuance of
                                        additional shares of such Basket Stock)
                                        that is given ratably to all holders of
                                        shares of such Basket Stock or (ii) to
                                        a distribution of such Basket Stock as
                                        a result of the triggering of any
                                        provision of the corporate charter of
                                        the issuer of such Basket Stock, then
                                        once the dividend has been declared and
                                        the Basket Stock is trading
                                        ex-dividend, the Exchange Ratio for
                                        such Basket Stock shall be adjusted so
                                        that the new Exchange Ratio shall equal
                                        the prior Exchange Ratio plus the
                                        product of (i) the number of shares
                                        issued with respect to one share of
                                        such Basket Stock and (ii) the prior
                                        Exchange Ratio for such Basket Stock.

                                        3. There shall be no adjustments to any
                                        Exchange Ratio to reflect cash
                                        dividends or other distributions paid
                                        with respect to a Basket Stock other
                                        than distributions described in clauses
                                        (i), (iv) and (v) of paragraph 5 below
                                        and Extraordinary Dividends as
                                        described below. A cash dividend or
                                        other distribution with respect to a
                                        Basket Stock shall be deemed to be an
                                        "Extraordinary Dividend" if such
                                        dividend or other distribution exceeds
                                        the immediately preceding
                                        non-Extraordinary Dividend for such
                                        Basket Stock by an amount equal to at
                                        least 10% of the Market Price of such
                                        Basket Stock (as adjusted for any
                                        subsequent corporate event requiring an
                                        adjustment hereunder, such as a stock
                                        split or reverse stock split) on the
                                        Trading Day preceding the "ex-dividend
                                        date" (that is, the day on and after
                                        which transactions in such Basket Stock
                                        on the primary United States organized
                                        securities exchange or trading system
                                        for such Basket Stock no longer carry
                                        the right to receive that cash dividend
                                        or other cash distribution) for the
                                        payment of such Extraordinary Dividend.
                                        If an Extraordinary Dividend occurs
                                        with respect to a Basket Stock, the
                                        Exchange Ratio
                                        with respect to such Basket Stock shall
                                        be adjusted on the ex-dividend date
                                        with respect to such Extraordinary
                                        Dividend so that the new Exchange Ratio
                                        shall equal the product of (i) the then
                                        current Exchange Ratio and (ii) a
                                        fraction, the numerator of which is the
                                        Market Price of the Basket Stock on the
                                        Trading Day preceding the ex-dividend
                                        date, and the denominator of which is
                                        the amount by which the Market Price of
                                        the Basket Stock on the Trading Day
                                        preceding the ex-dividend date exceeds
                                        the Extraordinary Dividend Amount. The
                                        "Extraordinary Dividend Amount" with
                                        respect to an Extraordinary Dividend
                                        for a Basket Stock shall equal (i) in
                                        the case of cash dividends or other
                                        distributions that constitute regular
                                        dividends, the amount per share of such
                                        Extraordinary Dividend minus the amount
                                        per share of the immediately preceding
                                        non-Extraordinary Dividend for such
                                        Basket Stock or (ii) in the case of
                                        cash dividends or other distributions
                                        that do not constitute regular
                                        dividends, the amount per share of such
                                        Extraordinary Dividend. To the extent
                                        an Extraordinary Dividend is not paid
                                        in cash, the value of the non-cash
                                        component shall be determined by the
                                        Calculation Agent, whose determination
                                        shall be conclusive. A distribution on
                                        a Basket Stock described in clause (i),
                                        (iv) or (v) of paragraph 5 below that
                                        also constitutes an Extraordinary
                                        Dividend shall cause an adjustment to
                                        the Exchange Ratio pursuant only to
                                        clause (i), (iv) or (v) of paragraph 5,
                                        as applicable.

                                        4. If an issuer of a Basket Stock
                                        issues rights or warrants to all
                                        holders of a Basket Stock to subscribe
                                        for or purchase such Basket Stock at an
                                        exercise price per share less than the
                                        Market Price of such Basket Stock on
                                        both (i) the date the exercise price of
                                        such rights or warrants is determined
                                        and (ii) the expiration date of such
                                        rights or warrants, and if the
                                        expiration date of such rights or
                                        warrants precedes the maturity of the
                                        BRIDGES, then the Exchange Ratio for
                                        such Basket Stock shall be adjusted to
                                        equal the product of the prior Exchange
                                        Ratio for such Basket Stock and a
                                        fraction, the numerator of which shall
                                        be the number of shares of such Basket
                                        Stock outstanding immediately prior to
                                        the issuance of such rights or warrants
                                        plus the number of additional shares of
                                        such Basket Stock offered for
                                        subscription or purchase pursuant to
                                        such rights or warrants and the
                                        denominator
                                        of which shall be the number of shares
                                        of such Basket Stock outstanding
                                        immediately prior to the issuance of
                                        such rights or warrants plus the number
                                        of additional shares of such Basket
                                        Stock which the aggregate offering
                                        price of the total number of shares of
                                        such Basket Stock so offered for
                                        subscription or purchase pursuant to
                                        such rights or warrants would purchase
                                        at the Market Price on the expiration
                                        date of such rights or warrants, which
                                        shall be determined by multiplying such
                                        total number of shares offered by the
                                        exercise price of such rights or
                                        warrants and dividing the product so
                                        obtained by such Market Price.

                                        5. Any of the following shall
                                        constitute a Reorganization Event: (i)
                                        there occurs any reclassification or
                                        change of a Basket Stock, including,
                                        without limitation, as a result of the
                                        issuance of any tracking stock by the
                                        issuer of such Basket Stock, (ii) the
                                        issuer of a Basket Stock or any
                                        surviving entity or subsequent
                                        surviving entity of the issuer of such
                                        Basket Stock (an "Issuer Successor")
                                        has been subject to a merger,
                                        combination or consolidation and is not
                                        the surviving entity, (iii) any
                                        statutory exchange of securities of the
                                        issuer of a Basket Stock or any Issuer
                                        Successor with another corporation
                                        occurs (other than pursuant to clause
                                        (ii) above), (iv) the issuer of a
                                        Basket Stock is liquidated, (v) the
                                        issuer of a Basket Stock issues to all
                                        of its shareholders equity securities
                                        of an issuer other than the issuer of
                                        such Basket Stock (other than in a
                                        transaction described in clause (ii),
                                        (iii) or (iv) above) (a "Spinoff
                                        Event") or (vi) a tender or exchange
                                        offer or going-private transaction is
                                        consummated for all the outstanding
                                        shares of such Basket Stock. If any
                                        Reorganization Event occurs, in each
                                        case as a result of which the holders
                                        of a Basket Stock are entitled to
                                        receive stock, other securities or
                                        other property or assets (including,
                                        without limitation, cash or other
                                        classes of securities of the issuer of
                                        such Basket Stock and including (x) in
                                        the case of the issuance of tracking
                                        stock, the reclassified share of the
                                        Basket Stock, (y) in the case of a
                                        Spin-off Event, the share of the Basket
                                        Stock with respect to which the
                                        spun-off security was issued and (z) in
                                        the case of any other Reorganization
                                        Event where the Basket Stock continues
                                        to be held by the holders receiving
                                        such distribution, the Basket Stock)
                                        (collectively, "Exchange Property")
                                        with respect to or in exchange for such
                                        Basket

                                        Stock, then in lieu of using the
                                        product of the Market Price and the
                                        Exchange Ratio for such Basket Stock to
                                        calculate the Basket Value on any date,
                                        the Calculation Agent shall use the
                                        Exchange Property Value on such date.
                                        The Exchange Property Value at any date
                                        means (i) for any cash received per
                                        share of Basket Stock, the amount of
                                        cash received per share of Basket Stock
                                        as adjusted by the applicable Exchange
                                        Ratio for such Basket Stock on the date
                                        of such Reorganization Event, (ii) for
                                        any property other than cash or
                                        securities received in such
                                        distribution, the market value, as
                                        determined by the Calculation Agent, as
                                        of the date of receipt, of such
                                        Exchange Property received for each
                                        share of Basket Stock, as adjusted by
                                        the Exchange Ratio for such Basket
                                        Stock on the date of such
                                        Reorganization Event, (iii) for any
                                        security received in any such
                                        distribution, an amount equal to the
                                        Market Price, as of the date on which
                                        the Exchange Property Value is
                                        determined, per share of such security
                                        multiplied by the quantity of such
                                        security received for each share of
                                        Basket Stock, as adjusted by the
                                        Exchange Ratio for such Basket Stock on
                                        the date of the initial distribution of
                                        such Exchange Property (such
                                        as-adjusted quantity, a "New Exchange
                                        Ratio") and (iv) if the Exchange
                                        Property was distributed with respect
                                        to, rather than in exchange for, a
                                        Basket Stock, an amount equal to the
                                        Market Price, as of the date on which
                                        the Exchange Property Value is
                                        determined, for such Basket Stock
                                        multiplied by the Exchange Ratio as of
                                        the date on which the Exchange Property
                                        Value is determined. The holder of this
                                        BRIDGES shall not receive any interest
                                        accrued on the cash component of any
                                        Exchange Property. Any New Exchange
                                        Ratio shall also be subject to the
                                        adjustments set forth in paragraphs 1
                                        through 5 hereof. No adjustment will be
                                        made pursuant to this paragraph 5 if a
                                        Reorganization Event would also
                                        constitute a Specified Reorganization
                                        Event defined under "--Basket
                                        Adjustment Upon Specified
                                        Reorganization Events."

                                        For purposes of paragraph 5 above, in
                                        the case of a consummated tender or
                                        exchange offer or going-private
                                        transaction involving Exchange Property
                                        of a particular type, Exchange Property
                                        shall be deemed to include the amount
                                        of cash or other property paid by the
                                        offeror in the tender or exchange offer
                                        with respect to such Exchange

                                        Property (in an amount determined on
                                        the basis of the rate of exchange in
                                        such tender or exchange offer or going-
                                        private transaction). In the event of a
                                        tender or exchange offer or a
                                        going-private transaction with respect
                                        to Exchange Property in which an
                                        offeree may elect to receive cash or
                                        other property, Exchange Property shall
                                        be deemed to include the kind and
                                        amount of cash and other property
                                        received by offerees who elect to
                                        receive cash.

                                        If a Market Price for a Basket Stock is
                                        no longer available for a Basket Stock
                                        for whatever reason, including the
                                        liquidation of the issuer of such
                                        Basket Stock or the subjection of such
                                        issuer to a proceeding under any
                                        applicable bankruptcy, insolvency or
                                        other similar law, then the value of
                                        such Basket Stock shall equal zero for
                                        so long as no Market Price is
                                        available. There shall be no
                                        substitution for any such Basket Stock.

                                        Other than as specified under "Basket
                                        Adjustment Upon Specified
                                        Reorganization Events" below, no
                                        adjustment to the Exchange Ratio of a
                                        Basket Stock shall be required unless
                                        such adjustment would require a change
                                        of at least 0.1% in the Exchange Ratio
                                        of such Basket Stock then in effect.
                                        Adjustments to the Exchange Ratio of a
                                        Basket Stock shall be made up to and
                                        including the final scheduled
                                        Determination Date.

                                        The Calculation Agent shall be solely
                                        responsible for the determination and
                                        calculation of any adjustments to the
                                        Exchange Ratio for a Basket Stock or
                                        method of calculating the Exchange
                                        Property Value and of any related
                                        determinations and calculations with
                                        respect to any distributions of stock,
                                        other securities or other property or
                                        assets (including cash) in connection
                                        with any corporate event described in
                                        paragraph 5 above, and its
                                        determinations and calculations with
                                        respect thereto shall be conclusive in
                                        the absence of manifest error.

                                        The Calculation Agent shall provide
                                        information as to any changes to the
                                        composition of the Basket and any
                                        adjustments to any Exchange Ratio upon
                                        written request by any holder of this
                                        BRIDGES.

Basket Adjustment Upon
Specified Reorganization
Events................................  In the event of a public announcement by one of the parties to the relevant
                                        transaction that an issuer of a Basket
                                        Stock has entered into or is a party to
                                        a Reorganization Event described in
                                        clauses (ii), (iii), or (vi) (with
                                        respect to tender or exchange offers
                                        only) of paragraph 5 under
                                        "-Adjustments to the Exchange Ratios"
                                        above or other business combination (a
                                        "Specified Reorganization Event
                                        Announcement") with the Issuer or any
                                        of its affiliates, and upon
                                        consummation of such transaction, the
                                        Issuer or any of its affiliates would
                                        likely become an affiliate (as defined
                                        in Rule 405 under the Securities Act of
                                        1933, as amended) of the issuer of that
                                        Basket Stock, as determined by the
                                        Calculation Agent in its sole
                                        discretion, that Basket Stock shall be
                                        removed from the Basket (the "Removed
                                        Basket Stock") and the Exchange Ratio
                                        of each remaining Basket Stock shall be
                                        adjusted as described in the following
                                        sentence. The Calculation Agent shall,
                                        as of the close of trading on the
                                        Trading Day following the day of the
                                        Specified Reorganization Event
                                        Announcement (if such announcement is
                                        made after trading hours on a Trading
                                        Day or on a non-Trading Day, the
                                        announcement of such event shall be
                                        deemed to have occurred on the next
                                        Trading Day), increase the Exchange
                                        Ratio of each remaining Basket Stock by
                                        a number of shares, or fraction of a
                                        share, of such Basket Stock equal to
                                        the amount obtained by dividing (x) the
                                        product of the Market Price of the
                                        Removed Basket Stock and the Exchange
                                        Ratio of such Basket Stock, each
                                        determined by the Calculation Agent on
                                        such Trading Day by (y) the number of
                                        remaining Basket Stocks. The
                                        Calculation Agent shall make, and shall
                                        not reverse, this adjustment, even if
                                        the announced transaction is not
                                        consummated.

                                        The Calculation Agent shall be solely
                                        responsible for the determination and
                                        calculation of any increases to the
                                        Exchange Ratio for a Basket Stock in
                                        connection with a Specified
                                        Reorganization Event, and its
                                        determinations and calculations with
                                        respect thereto shall be conclusive in
                                        the absence of manifest error.

                                        The Calculation Agent shall provide
                                        information as to any changes to the
                                        composition of the Basket and any
                                        increases to the Exchange Ratios upon
                                        written request by any holder of this
                                        BRIDGES.

     Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.), a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the amount of cash, as determined in accordance with the provisions set forth under "Maturity Redemption Amount" above, due with respect to the
principal sum of U.S.$                         (UNITED STATES DOLLARS
                    ), on the Maturity Date specified above (except to the extent redeemed or repaid prior to the maturity) and to pay interest thereon from and including the Interest Accrual Date specified above at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above, and thereafter at a rate per annum determined in accordance with the provisions specified on the reverse hereof until the principal hereof is paid or duly made available for payment. The Issuer will pay interest in arrears weekly, monthly, quarterly, semiannually or annually as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing with the first Interest Payment Date next succeeding the Interest Accrual Date specified above, and on the Maturity Date (or any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if an Interest Payment Date (other than the Maturity Date or redemption or repayment date) would fall on a day that is not a Business Day, as defined on the reverse hereof, such Interest Payment Date shall be the following day that is a Business Day, except that if the Base Rate specified above is LIBOR or EURIBOR and such next Business Day falls in the next calendar month, such Interest Payment Date shall be the immediately preceding day that is a Business Day; and provided, further, that if the Maturity Date or redemption or repayment date would fall on a day that is not a Business Day, such payment shall be made on the following day that is a Business Day and no interest shall accrue for the period from and after such Maturity Date or redemption or repayment date.

     Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until but excluding the date the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business
Day) (each such date, a "Record Date"); provided, however, that interest payable at maturity (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable.

     Payment of the principal of and premium, if any, and interest on this Note due at maturity (or any redemption or repayment date), unless this Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars. U.S.

dollar payments of interest, other than interest due at maturity or any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

     If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of principal, premium, if any, and interest with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing, with respect to payments of interest, on or prior to the fifth Business Day after the applicable Record Date and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be; provided that, if payment of interest, principal or any premium with regard to this Note is payable in euro, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; and provided, further, that payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

     If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day after such Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten calendar days prior to the Maturity Date or any redemption or repayment date, for payments of principal, as the case may be.

     If the holder elects to receive all or a portion of payments of principal of, premium, if any, and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate

Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of U.S. dollars for the Specified Currency for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

DATED:                                        MORGAN STANLEY



                                              By:
                                                  -----------------------------
                                                  Name:
                                                  Title:

TRUSTEE'S CERTIFICATE
   OF AUTHENTICATION

This is one of the Notes referred
   to in the within-mentioned
   Senior Indenture.

JPMORGAN CHASE BANK,
   as Trustee



By:
    -----------------------------------
    Authorized Officer

                          FORM OF REVERSE OF SECURITY

     This Note is one of a duly authorized issue of Senior Global Medium-Term Notes, Series C, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under an Amended and Restated Senior Indenture, dated as of May 1, 1999, between the Issuer and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (the "Trustee," which term includes any successor trustee under the Senior Indenture) (as may be amended or supplemented from time to time, the "Senior Indenture"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed JPMorgan Chase Bank at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

     Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

     If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Senior Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment. For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 calendar days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this
Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     If the face hereof indicates that this Note is subject to "Tax Redemption and Payment of Additional Amounts," this Note may be redeemed, as a whole, at the option of the Issuer at any time prior to maturity, upon the giving of a notice of redemption as described below, at a redemption price equal to 100% of the principal amount hereof, together with accrued interest to the date fixed for redemption, if the Issuer determines that, as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the Initial Offering Date hereof, the Issuer has or will become obligated to pay Additional Amounts (as defined below) with respect to this Note as described below. Prior to the giving of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (i) a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred, and
(ii) an opinion of independent counsel satisfactory to the Trustee to such effect based on such statement of facts; provided that no such notice of redemption shall be given earlier than 60 calendar days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of this Note were then due.

     Notice of redemption will be given not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on face hereof, which date and the applicable redemption price will be specified in the notice.

     If the face hereof indicates that this Note is subject to "Tax Redemption and Payment of Additional Amounts," the Issuer will, subject to certain exceptions and limitations set forth below, pay such additional amounts (the "Additional Amounts") to the holder of this Note who is a United States Alien as may be necessary in order that every net payment of the principal of and interest on this Note and any other amounts payable on this Note, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided for in this Note to be then due and payable. The Issuer will not, however, be required to make any payment of Additional Amounts to any such holder for or on account of:

          (a) any such tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such holder, if such holder is an estate, a trust, a partnership or a corporation) and the United States and its possessions, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (ii) the presentation by the holder of this Note for payment on a date more than 15 calendar days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          (b) any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge;

          (c) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax or as a private foundation or other tax-exempt organization or a bank receiving interest under Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended;

          (d) any tax, assessment or other governmental charge that is payable otherwise than by withholding from payments on or in respect of this Note;

          (e) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of, or interest on, this Note, if such payment can be made without such withholding by any other Paying Agent in a city in Western Europe;

          (f) any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of this Note, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

          (g) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock entitled to vote of the Issuer or as a direct or indirect subsidiary of the Issuer; or

          (h) any combination of items (a), (b), (c), (d), (e), (f) or (g).

In addition, the Issuer shall not be required to make any payment of Additional Amounts (i) to any such holder where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the agreement reached in the ECOFIN Council meeting of 13 December 2001 or any law implementing or complying with, or introduced in order to conform to, such Directive; or (ii) by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting this Note or the relevant coupon to another Paying Agent in a member state of the European Union. Nor shall Additional Amounts be paid with respect to any payment on this Note to a United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of this Note.

     This Note will bear interest at the rate determined in accordance with the applicable provisions below by reference to the Base Rate shown on the face hereof based on the Index Maturity, if any, shown on the face hereof (i) plus or minus the Spread, if any, and/or (ii) multiplied by the Spread Multiplier, if any, specified on the face hereof. Commencing with the Initial Interest Reset Date specified on the face hereof, the rate at which interest on this
Note is payable shall be reset as of each Interest Reset Date specified on the face hereof (as used herein, the term "Interest Reset Date" shall include the Initial Interest Reset Date). The determination of the rate of interest at which this Note will be reset on any Interest Reset Date shall be made on the Interest Determination Date (as defined below) pertaining to such Interest Reset Dates. The Interest Reset Dates will be the Interest Reset Dates specified on the face hereof; provided, however, that (a) the interest rate in effect for the period from the Interest Accrual Date to the Initial Interest Reset Date will be the Initial Interest Rate and (b) unless otherwise specified on the face hereof, the interest rate in effect for the ten calendar days immediately prior to maturity, redemption or repayment will be that in effect on the tenth calendar day preceding such maturity, redemption or repayment date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that if the Base Rate specified on the face hereof is LIBOR or EURIBOR and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. As used herein, "Business Day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and (b) if this Note is denominated in euro, that is also a day on which the Trans-European

Automated Real-time Gross Settlement Express Transfer System ("TARGET") is operating (a "TARGET Settlement Day").

     The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the CD Rate, Commercial Paper Rate, Federal Funds Rate, Prime Rate and CMT Rate will be the second Business Day next preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to EURIBOR (or to LIBOR when the Index Currency is euros) shall be the second TARGET Settlement Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to LIBOR (other than for LIBOR Notes for which the Index Currency is euros) shall be the second London Banking Day preceding such Interest Reset Date, except that the Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note for which the Index Currency is pounds sterling will be such Interest Reset Date. As used herein, "London Banking Day" means any day on which dealings in deposits in the Index Currency (as defined herein) are transacted in the London interbank market. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the Treasury Rate shall be the day of the week in which such Interest Reset Date falls on which Treasury bills normally would be auctioned; provided, however, that if as a result of a legal holiday an auction is held on the Friday of the week preceding such Interest Reset Date, the related Interest Determination Date shall be such preceding Friday; and provided, further, that if an auction shall fall on any Interest Reset Date, then the Interest Reset Date shall instead be the first Business Day following the date of such auction.

     Unless otherwise specified on the face hereof, the "Calculation Date" pertaining to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity Date (or, with respect to any principal amount to be redeemed or repaid, any redemption or repayment date), as the case may be.

     Determination of CD Rate. If the Base Rate specified on the face hereof is the "CD Rate," for any Interest Determination Date, the CD Rate with respect to this Note shall be the rate on that date for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)."

     The following procedures shall be followed if the CD Rate cannot be determined as described above:

     (i) If the above rate is not published in H.15(519) by 9:00 a.m., New York City time, on the Calculation Date, the CD Rate shall be the rate on that Interest Determination Date set forth in the daily update of H.15(519), available through the world wide website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/current, or any successor site or publication ("H.15 Daily Update") for the Interest Determination Date for certificates of deposit having the Index Maturity specified on the face hereof, under the caption "CDs (Secondary Market)."

     (ii) If the above rate is not yet published in either H.15(519) or the
H.15 Daily Update by 3:00 p.m., New York City time, on the Calculation Date, the Calculation Agent shall determine the CD Rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that Interest Determination Date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent (after consultation with the Issuer) for negotiable certificates of deposit of major United States money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified on the face hereof in an amount that is representative for a single transaction in that market at that time.

     (iii) If the dealers selected by the Calculation Agent are not quoting as set forth above, the CD Rate for that Interest Determination Date shall remain the CD Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

     Determination of Commercial Paper Rate. If the Base Rate specified on the face hereof is the "Commercial Paper Rate," for any Interest Determination Date, the Commercial Paper Rate with respect to this Note shall be the Money Market Yield (as defined herein), calculated as described below, of the rate on that date for commercial paper having the Index Maturity specified on the face hereof, as that rate is published in H.15(519), under the heading "Commercial Paper -- Nonfinancial."

     The following procedures shall be followed if the Commercial Paper Rate cannot be determined as described above:

     (i) If the above rate is not published by 9:00 a.m., New York City time, on the Calculation Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on that Interest Determination Date for commercial paper of the Index Maturity specified on the face hereof as published in the
H.15 Daily Update under the heading "Commercial Paper -- Nonfinancial."

     (ii) If by 3:00 p.m., New York City time, on that Calculation Date the rate is not yet published in either H.15(519) or the H.15 Daily Update, then the Calculation Agent shall determine the Commercial Paper Rate to be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent (after consultation with the Issuer) for commercial paper of the Index Maturity specified on the face hereof, placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating agency.

     (iii) If the dealers selected by the Calculation Agent are not quoting as set forth in (ii) above, the Commercial Paper Rate for that Interest Determination Date shall remain the Commercial Paper

Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

     The "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                                         D x 360
                Money Market Yield =  -------------   x 100
                                      360 - (D x M)

where "D" refers to the applicable per year rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.

     Determination of EURIBOR Notes. If the Base Rate specified on the face hereof is "EURIBOR," for any Interest Determination Date, EURIBOR with respect to this Note shall be the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI - The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for the Index Maturity specified on the face hereof as that rate appears on the display on Moneyline Telerate, Inc., or any successor service, on page 248 or any other page as may replace page 248 on that service ("Telerate Page 248") as of 11:00 a.m. (Brussels time).

     The following procedures shall be followed if the rate cannot be determined as described above:

     (i) If the above rate does not appear, the Calculation Agent shall request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by the Calculation Agent (after consultation with the Issuer) to provide the Calculation Agent with its offered rate for deposits in euros, at approximately 11:00 a.m. (Brussels time) on the Interest Determination Date, to prime banks in the Euro-zone interbank market for the Index Maturity specified on the face hereof commencing on the applicable Interest Reset Date, and in a principal amount not less than the equivalent of U.S.$1 million in euro that is representative of a single transaction in euro, in that market at that time. If at least two quotations are provided, EURIBOR shall be the arithmetic mean of those quotations.

     (ii) If fewer than two quotations are provided, EURIBOR shall be the arithmetic mean of the rates quoted by four major banks in the Euro-zone, as selected by the Calculation Agent (after consultation with the Issuer) at approximately 11:00 a.m. (Brussels time), on the applicable Interest Reset Date for loans in euro to leading European banks for a period of time equivalent to the Index Maturity specified on the face hereof commencing on that Interest Reset Date in a principal amount not less than the equivalent of U.S.$1 million in euro.

     (iii) If the banks so selected by the Calculation Agent are not quoting as set forth above, the EURIBOR rate for that Interest Determination Date shall remain the EURIBOR for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

     "Euro-zone" means the region comprised of member states of the European Union that adopt the single currency in accordance with the treaty establishing the European Community, as amended.

     Determination of the Federal Funds Rates. If the Base Rate specified on the face hereof is the "Federal Funds Rate," for any Interest Determination Date, the Federal Funds Rate with respect to this Note shall be the rate on that date for federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" as displayed on Moneyline Telerate, Inc., or any successor service, on page 120 or any other page as may replace page 120 on that service ("Telerate Page 120").

     The following procedures shall be followed if the Federal Funds Rate cannot be determined as described above:

     (i) If the above rate is not published by 9:00 a.m., New York City time, on the Calculation Date, the Federal Funds Rate shall be the rate on that Interest Determination Date as published in the H.15 Daily Update under the heading "Federal Funds/Effective Rate."

     (ii) If the above rate is not yet published in either H.15(519) or the
H.15 Daily Update by 3:00 p.m., New York City time, on the Calculation Date, the Calculation Agent shall determine the Federal Funds Rate to be the arithmetic mean of the rates for the last transaction in overnight federal funds by each of three leading brokers of federal funds transactions in The City of New York selected by the Calculation Agent (after consultation with the Issuer) prior to 9:00 a.m., New York City time, on that Interest Determination Date.

     (iii) If the brokers selected by the Calculation Agent are not quoting as set forth in (ii) above, the Federal Funds Rate for that Interest Determination Date shall remain the Federal Funds Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

     Determination of LIBOR. If the Base Rate specified on the face hereof is "LIBOR," LIBOR with respect to this Note shall be based on London interbank offered rate. The Calculation Agent shall determine "LIBOR" for each Interest Determination Date as follows:

     (i) As of the Interest Determination Date, LIBOR shall be either (a) if "LIBOR Reuters" is specified as the Reporting Service on the face hereof, the arithmetic mean of the offered rates for deposits in the Index Currency having the Index Maturity designated on the face hereof, commencing on the second London Banking Day immediately following that Interest Determination Date, that appear on the Designated LIBOR Page, as defined below, as of 11:00 a.m., London time, on that Interest Determination Date, if at least two offered rates appear on the Designated LIBOR Page; except that if the specified Designated LIBOR Page, by its terms provides only for a single rate, that single rate shall be used; or (b) if "LIBOR Telerate" is specified as the Reporting Service on the face hereof, the rate for deposits in the Index Currency having the Index Maturity designated on the face hereof, commencing on the second London Banking Day immediately following that Interest Determination Date or, if pounds sterling is the Index Currency, commencing on that Interest Determination Date, that appears on the Designated LIBOR Page at approximately 11:00 a.m., London time, on that Interest Determination Date.

     (ii) If (a) fewer than two offered rates appear and LIBOR Reuters is specified on the face hereof, or (b) no rate appears and the face hereof specifies either (x) LIBOR Telerate or (y) LIBOR Reuters and the Designated LIBOR Page by its terms provides only for a single rate, then the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent (after consultation with the Issuer) to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity specified on the face hereof commencing on the second London Banking Day immediately following the Interest Determination Date or, if pounds sterling is the Index Currency, commencing on that Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative of a single transaction in that Index Currency in that market at that time.

     (iii) If at least two quotations are provided, LIBOR determined on that Interest Determination Date shall be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR shall be determined for the applicable Interest Reset Date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., London time, or some other time specified on the face hereof, in the applicable principal financial center for the country of the Index Currency on that Interest Reset Date, by three major banks in that principal financial center selected by the Calculation Agent (after consultation with the Issuer) for loans in the Index Currency to leading European banks, having the Index Maturity specified on the face hereof and in a principal amount that is representative of a single transaction in that Index Currency in that market at that time.

     (iv) If the banks so selected by the Calculation Agent are not quoting as set forth above, the LIBOR rate for that Interest Determination Date shall remain the LIBOR for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

     The "Index Currency" means the currency specified on the face hereof as the currency for which LIBOR shall be calculated, or, if the euro is substituted for that currency, the Index Currency shall be the euro. If that currency is not specified on the face hereof, the Index Currency shall be U.S. dollars.

     "Designated LIBOR Page" means either: (a) if LIBOR Reuters is designated as the Reporting Service on the face hereof, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency or its designated successor, or
(b) if LIBOR Telerate is designated as the Reporting Service on the face hereof, the display on Moneyline Telerate Inc., or any successor service, on the page specified on the face hereof, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

     If neither LIBOR Reuters nor LIBOR Telerate is specified on the face hereof, LIBOR for the applicable Index Currency shall be determined as if LIBOR Telerate were specified, and, if the U.S. dollar is the Index Currency, as if Page 3750, had been specified.

     Determination of Prime Rate. If the Base Rate specified on the face hereof is "Prime Rate," for any Interest Determination Date, the Prime Rate with respect to this Note shall be the rate on that date as published in H.15(519) under the heading "Bank Prime Loan."

     The following procedures shall be followed if the Prime Rate cannot be determined as described above:

     (i) If the above rate is not published prior to 9:00 a.m., New York City time, on the Calculation Date, then the Prime Rate shall be the rate on that Interest Determination Date as published in H.15 Daily Update under the heading "Bank Prime Loan."

     (ii) If the above rate is not published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the Calculation Date, then the Calculation Agent shall determine the Prime Rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME 1 Page, as defined below, as that bank's Prime Rate or base lending rate as in effect for that Interest Determination Date.

     (iii) If fewer than four rates appear on the Reuters Screen USPRIME 1 Page for that Interest Determination Date, the Calculation Agent shall determine the Prime Rate to be the arithmetic mean of the Prime Rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that Interest Determination Date by at least three major banks in The City of New York selected by the Calculation Agent (after consultation with the Issuer).

     (iv) If the banks selected by the Calculation Agent are not quoting as set forth above, the Prime Rate for that Interest Determination Date shall remain the Prime Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

     "Reuters Screen USPRIME 1 Page" means the display designated as page "USPRIME 1" on the Reuters Monitor Money Rates Service, or any successor service, or any other page as may replace the USPRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

     Determination of Treasury Rate. If the Base Rate specified on the face hereof is "Treasury Rate," the Treasury Rate with respect to this Note shall be

     (i) the rate from the Auction held on the applicable Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof as that rate appears under the caption "INVESTMENT RATE" on the display on Moneyline Telerate, Inc., or any successor service, on page 56 or any other page as may replace page 56 on that service ("Telerate Page 56") or page 57 or any other page as may replace page 57 on that service ("Telerate Page 57"); or

     (ii) if the rate described in (i) above is not published by 3:00 p.m., New York City time, on the Calculation Date, the Bond Equivalent Yield of the rate for the applicable Treasury Bills as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High;" or

     (iii) if the rate described in (ii) above is not published by 3:00 p.m., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the Auction rate of the applicable Treasury Bills, announced by the United States Department of the Treasury; or

     (iv) if the rate described in (iii) above is not announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the applicable Interest Determination Date of Treasury Bills having the Index Maturity specified on the face hereof published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market;" or

     (v) if the rate described in (iv) above is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on the applicable Interest Determination Date of the applicable Treasury Bills as published in
H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market;" or

     (vi) if the rate described in (v) above is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on the applicable Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable Interest Determination Date, of three primary United States government securities dealers, which may include the agent or its affiliates, selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; or

     (vii) if the dealers selected by the Calculation Agent are not quoting as described in (vi), the Treasury Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

     The "Bond Equivalent Yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

                                            D x N
              Bond Equivalent Yield =  ---------------  x 100
                                        360 - (D x M)
where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

     Determination of CMT Rate. If the Base Rate specified on the face hereof is the "CMT Rate," for any Interest Determination Date, the CMT Rate with respect to this Note shall be the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption "... Treasury Constant Maturities ... Federal Reserve Board Release H.15... Mondays Approximately 3:45 p.m.," under the column for the Designated CMT Maturity Index, as defined below, for:

     (1) the rate on that Interest Determination Date, if the Designated CMT Telerate Page is 7051; and

     (2) the week or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs, if the Designated CMT Telerate Page is 7052.

     The following procedures shall be followed if the CMT Rate cannot be determined as described above:

     (i) If the above rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate shall be the Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519).

     (ii) If the above rate is no longer published, or if not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate shall be the Treasury Constant Maturity Rate for the Designated CMT Maturity Index or other United States Treasury rate for the Designated CMT Maturity Index on the Interest Determination Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519).

     (iii) If the information set forth above is not provided by 3:00 p.m., New York City time, on the related Calculation Date, then the Calculation Agent shall determine the CMT Rate to be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the Interest Determination Date, reported, according to their written records, by three leading primary United States government securities dealers ("Reference Dealers") in The City of New York, which may include an agent or other affiliates of the Issuer, selected by the Calculation Agent as described in the following sentence. The Calculation Agent shall select five reference dealers (after consultation with the Issuer) and shall eliminate the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than that Designated CMT Maturity Index minus one year. If two Treasury Notes with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity shall be used.

     (iv) If the Calculation Agent cannot obtain three Treasury Notes quotations as described in (iii) above, the Calculation Agent shall determine the CMT Rate to be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the Interest Determination Date of three reference dealers in The City of New York, selected using the same method described in (iii) above, for Treasury Notes with an original maturity equal to the number of years closest to but not less than the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000.

     (v) If three or four (and not five) of the reference dealers are quoting as described in (iv) above, then the CMT Rate for that Interest Determination Date shall be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of those quotes shall be eliminated.

     (vi) If fewer than three reference dealers selected by the Calculation Agent are quoting as described in (iv) above, the CMT Rate for that Interest Determination Date shall remain the CMT Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

     "Designated CMT Telerate Page" means the display on Moneyline Telerate, Inc., or any successor service, on the page designated on the face hereof or any other page as may replace that page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no page is specified on the face hereof, the Designated CMT Telerate Page shall be 7052, for the most recent week.

     "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities, which is either 1, 2, 3, 5, 7, 10, 20 or 30 years, as specified in the applicable pricing supplement for which the CMT Rate shall be calculated. If no maturity is specified on the face hereof, the Designated CMT Maturity Index shall be two years.

     Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States Federal law of general application.

     At the request of the holder hereof, the Calculation Agent will provide to the holder hereof the interest rate hereon then in effect and, if determined, the interest rate that will become effective as of the next Interest Reset Date.

     Unless otherwise indicated on the face hereof, interest payments on this Note shall be the amount of interest accrued from and including the Interest Accrual Date or from and including the last date to which interest has been paid or duly provided for to, but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Accrued interest hereon shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the period for which interest is being paid. The interest factor for each such date shall be computed by dividing the interest rate applicable to such day (i) by 360 if the Base Rate is CD Rate, Commercial Paper Rate, EURIBOR, Federal Funds Rate, Prime Rate or LIBOR (except if the Index Currency is pounds sterling);
(ii) by 365 if the Base Rate is LIBOR and the Index Currency is pounds sterling; or (iii) by the actual number of days in the year if the Base Rate is the Treasury Rate or the CMT Rate. All percentages resulting from any calculation of the rate of interest on this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point with (0.000005% being rounded up to 0.00001%) and all U.S. dollar amounts used in or resulting from such calculation on this Note will be rounded to the nearest cent (with one-half cent rounded upward). All Japanese Yen amounts used in or resulting from such calculations will be rounded downwards to the next lower whole Japanese Yen amount. All amounts denominated in any other currency used in or resulting from such calculations will be rounded to the nearest two decimal places in such currency (with 0.005 being rounded up to 0.01). The interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date. The interest rate applicable to any other day is the interest rate from the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate).

     This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

     This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, unless otherwise stated above, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance.

     The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Senior Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

     In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

     The Senior Indenture provides that (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of or premium, if any, or interest on, any series of debt securities issued under the Senior Indenture, including the series of Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy or insolvency of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Senior Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal or premium, if any, or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

     The Senior Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

     Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of or premium, if any, or interest on, any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community, as amended. Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the "Exchange Dealers") for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

     The "Exchange Rate Agent" shall be Morgan Stanley & Co. Incorporated, unless otherwise indicated on the face hereof.

     All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes.

     So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated. If any European Union Directive on the taxation of savings implementing the agreement reached in the ECOFIN Council meeting of 13 December 2001 or any law implementing or complying with, or introduced in order to conform to, such Directive is introduced and a Paying Agent has been designated within the European Union, the Issuer will maintain a Paying Agent in a member state of the European Union that will not be obligated to withhold or deduct tax pursuant to any such Directive or law.

     With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

     No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

     Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of or premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     As used herein, the term "United States Alien" means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

     All terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


          TEN COM  -  as tenants in common
          TEN ENT  -  as tenants by the entireties
          JT TEN   -  as joint tenants with right of survivorship and not as
                      tenants in common


     UNIF GIFT MIN ACT - _____________________ Custodian _____________________
                                (Minor)                          (Cust)

     Under Uniform Gifts to Minors Act _____________________________
                                                 (State)

     Additional abbreviations may also be used though not in the above list.

                              --------------------

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



---------------------------------------------
[PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE]


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.



Dated:
      ------------------------


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                           OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
        (Please print or typewrite name and address of the undersigned)


     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid:____________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):____________.


Dated:
      -------------------------------   ---------------------------------------
                                        NOTICE: The signature on this Option to
                                        Elect Repayment must correspond with
                                        the name as written upon the face of
                                        the within instrument in every
                                        particular without alteration or
                                        enlargement.